Exhibit 99.1

                         LEUCADIA NATIONAL CORPORATION
                             315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                  212-460-1900

FOR IMMEDIATE RELEASE
CONTACT: L. ULBRANDT
         (212) 460-1900


                          LEUCADIA NATIONAL CORPORATION
                           ANNOUNCES AGREEMENT TO SELL
                          INTEREST IN ARGENTINE INSURER


NEW YORK, NEW YORK -- JULY 2, 1998. LEUCADIA NATIONAL CORPORATION (NYSE AND PCX:
"LUK") ANNOUNCED TODAY THAT IT HAD AGREED TO SELL A 25% INTEREST IN THE PRIVATELY HELD ARGENTINE INSURANCE HOLDING COMPANY, CAJA DE AHORRO Y SEGURO S.A., TO A PRIVATE ARGENTINE COMPANY THAT IS ALSO AN INVESTOR IN CAJA FOR $140 MILLION. OF THE TOTAL PURCHASE PRICE, $100,000,000 WILL BE PAID IN CASH AND THE BALANCE WILL BE A TWO YEAR SECURED INTEREST-BEARING PROMISSORY NOTE. CONSUMMATION OF THE TRANSACTION WOULD LEAVE LEUCADIA WITH A 5% INTEREST IN CAJA.

THIS TRANSACTION IS SUBJECT TO APPROVAL OF THE CENTRAL BANK OF ARGENTINA. NO ASSURANCE CAN BE GIVEN THAT SUCH APPROVAL WILL BE RECEIVED OR, IF RECEIVED, AS TO THE TIMING OF SUCH APPROVAL. IF THE TRANSACTION IS CONSUMMATED, LEUCADIA EXPECTS TO RECORD A PRE-TAX GAIN OF APPROXIMATELY $100,000,000.










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